Exhibit 10.9

AMENDED AND RESTATED SHAREHOLDERS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS’ RIGHTS AGREEMENT (this “Agreement”) is made as of the 14th day of July, 2014 (the “Effective Date”), by and among ReWalk Robotics Ltd of Kokhav Yokneam Building, P.O. Box 161, Yokneam Ilit 20692, Israel (the “Company”); the holder(s) of Ordinary Shares of the Company listed in Schedule A. hereto (the “Ordinary Holders”), and the holders of Preferred Shares (as defined below) listed on Schedule B. hereto (collectively, the “Preferred Holders” and individually, a “Preferred Holder”).

WHEREAS, the Ordinary Holders and certain of the Preferred Holders have previously entered into a Shareholders Rights Agreement dated September 30, 2013 (the “Previous SRA”);

WHEREAS, the Preferred Holders are the holders of all issued and outstanding Preferred Shares of the Company;

WHEREAS, one of the conditions to the investment by some of the Preferred Holders in the Company pursuant to the terms of that certain Securities Purchase Agreement dated June 26, 2014 by and between such Preferred Holders and the Company (the “Series E SPA”), is the execution of this Agreement by all parties hereto; and

WHEREAS, the Ordinary Holders, the Preferred Holders and the Company hereby agree that this Agreement amends and restates the Previous SRA in its entirety and as of the Effective Date shall govern the rights of the Shareholders with respect to the subject matters set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1. Definitions. As used herein, the following terms have the following meanings ascribed thereto. All capitalized terms used, but not defined herein, shall have the respective meanings attributed to them in the Articles of Association of the Company in effect:

1.1. “Affiliate” shall include (i) any entity directly or indirectly controlled by, controlling or under common control with a party and (ii) as to any party which is a limited partnership, any of its partners or members and any of its affiliated limited partnerships managed by the same management company or managing general partner or any entity which directly or indirectly controls, is controlled by, or is under common control with, such partner or management company (including limited partners or members of such). For the purpose above control shall mean the holding, directly or indirectly, of more than 50% of the share or voting rights in such entity.

1.2. “Business Day” shall mean any day other than a Friday, Saturday or Sunday or a day on which banks in the State of New York or the State of Israel are permitted or required to close.

1.3. “Commission” or “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act (as defined below).

1.4. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

1.5. “Form S-3” shall mean Form S-3 or Form F-3 under the Securities Act, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion of substantial information by reference to other documents filed by the Company with the SEC.

1.6. “Founder” shall mean Dr. Amit Goffer.

1.7. “Gabriel” shall mean Gabriel Capital Management (GP) Ltd. and its Permitted Transferees.

1.8. “Holder” shall mean any person owning Registrable Securities (including, for the avoidance of doubt any person holding a Warrant for the Warrant E Shares) or any assignee thereof in accordance with the terms of this Agreement.

1.9. “IHCV” shall mean Israel Healthcare Ventures 2 LP Incorporated and its Permitted Transferees.

1.10. “Initiating Holders” shall mean the Preferred Majority.

1.11. “IPO” shall mean the closing of the initial sale of Ordinary Shares of the Company to the public in a bona fide firm commitment underwriting pursuant to a registration statement under the Securities Act or of other applicable securities law of another jurisdiction in any internationally-recognized stock exchange.

1.12. “Lead E Investor” shall mean Gabriel and each Holder of Preferred E Shares who invested at least $3,000,000 in the Series E SPA.

1.13. “Major Shareholder” shall mean a shareholder of the Company who became a shareholder through the investment of funds in the Company as part of a round of investment, any Permitted Transferee thereof, and any other transferee thereof (or of a Permitted Transferee) who was approved by the Board.

1.14. “Preferred Majority” shall mean the holders of 65% or more of the issued and outstanding Preferred Shares, calculated on an as converted basis.

1.15. “Ordinary Shares” shall include the Ordinary A Shares NIS 0.01 par value each of the Company and the Ordinary B Shares NIS 0.01 par value each of the Company.

1.16. “Pontifax” Each of Pontifax Ltd. and its Permitted Transferees.

1.17. “Preferred Directors” shall mean the directors on the Board of Directors of the Company (“Board”) appointed by Vitalife, IHCV, Pontifax and YEC.

1.18. “Preferred A Shares” shall mean Series A Preferred Shares, NIS 0.01 par value each of the Company.

1.19. “Preferred B Shares” shall mean Series B Preferred Shares, NIS 0.01 par value each of the Company.

1.20. “Preferred B Shares Holders” shall mean shareholders of the Company holdings Preferred B Shares.

1.21. “Preferred C Shares” shall include the Series C-1 Preferred Shares, NIS 0.01 par value each of the Company and the Series C-2 Preferred Shares, NIS 0.01 par value each of the Company.

1.22. “Preferred C Shares Holders” shall mean shareholders of the Company holdings Preferred C Shares.

1.23. “Preferred D Shares” shall include the Series D-1 Preferred Shares, NIS 0.01 par value each of the Company, the Series D-2 Preferred Shares, NIS 0.01 par value each of the Company, the Series D-3 Preferred Shares, NIS 0.01 par value each of the Company, and the Series D-4 Preferred Shares, NIS 0.01 par value each of the Company.

1.24. “Preferred D Shares Holders” shall mean shareholders of the Company holdings Preferred D Shares.

1.25. “Preferred E Shares” shall mean Series E Preferred Shares, NIS 0.01 par value each of the Company (including, for the avoidance of doubt, the Warrant E Shares).

1.26. “Preferred E Shares Holders” shall mean shareholders of the Company holdings Preferred E Shares.

1.27. “Preferred Shares” shall mean the Preferred A Shares, the Preferred B Shares, the Preferred C Shares, the Preferred D Shares and the Preferred E Shares, collectively.

1.28. “Register”, “Registered” and “Registration” shall refer to a registration affected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction.

1.29. “Registrable Securities” shall mean all of the following to the extent the same have not been sold to the public: (i) any and all Ordinary Shares of the Company issued or issuable upon conversion of Preferred Shares; (ii) in case of the Founder – the Ordinary Shares of the Company held by him as of the date hereof; (iii) shares issued in respect of shares referred to in (i) and (ii) above in any reorganization; (iv) shares issued in respect of the shares referred to in (i), (ii) or (iii) above as a result of a share split, share dividend or bonus shares, recapitalization or combination. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities: (a) sold by a person in a transaction in which his rights under this Agreement are not properly assigned; (b) (x) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (y) the registration rights of which have been terminated pursuant to this Agreement, or (c) that could be sold by the Holder thereof pursuant to Rule 144(b)(1) promulgated under the Securities Act if Registrable Securities then held by such Holder (in the aggregate) constitute (x) prior to the expiration of any “lock-up agreement” entered into with the underwriters of the IPO, less than one percent (1%) of the Company’s outstanding equity securities, and (y) after such time, less than five percent (5%) of the Company’s outstanding equity securities.

1.30. “Rule 144” shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144A.

1.31. “Rule 144A” shall mean Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144.

1.32. “Rule 145” means Rule 145 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time.

1.33. “Securities Act” shall mean the United States Securities Act of 1933, as amended, or any similar US federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

1.34. “Shareholders” shall mean the Ordinary Holders and the Preferred Holders collectively (each of whom individually a “Shareholder”).

1.35. “Vitalife” shall mean each of: SCP Vitalife Partners II, L.P., SCP Vitalife Partners (Israel) II, L.P., and their Permitted Transferees.

1.36. “Warrant E Shares” shall mean the Preferred E Shares issuable upon the exercise of the Warrants granted to the Investors pursuant to and as defined in the Series E SPA, and shall include any Ordinary Shares issuable upon the conversion of the Warrant E Shares.

1.37. “YEC” shall mean Yaskawa Electric Corporation and its Permitted Transferees.

2. Affirmative Covenants. The Company covenants that:

2.1. Delivery of Financial Statements to Shareholders. Until the IPO, the Company shall deliver to each shareholder, as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, audited financial statements, including a consolidated balance sheet of the Company and its subsidiaries (if applicable) as of the end of such year, and consolidated statements of income and statements of cash flow of the Company for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with Israeli Generally Accepted Accounting Principles (“GAAP”), audited by a firm of Independent Certified Public Accountants which is one of (or is affiliated with one of) the “Big Four” US accounting firms and accompanied by an opinion of such firm which opinion shall state that such financial statements have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year, and present fairly and accurately the financial position of the Company as of their date, and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

2.2. Reporting to the Board. The Company covenants that until the IPO it shall deliver to each of its appointed directors, and concurrently to each observer, the following reports:

2.2.1. As soon as practicable, but in any event within forty five (45) days after the end of each quarter of each fiscal year of the Company, the Company shall prepare a consolidated balance sheet of the Company as at the end of each such period and unaudited consolidated statements of (i) income and (ii) cash flow of the Company for such period and for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail and certified by the chief financial officer (or if none, by the chief executive officer) of the Company; and

2.2.2. The Company shall deliver to the directors and observers a monthly report, in a format as determined by the Board; and

2.2.3. As soon as practicable, but not less than thirty (30) days prior to the beginning of each fiscal year, the Company shall prepare a budget and a business plan for the coming fiscal year. The management of the Company shall establish annually an operating plan and budget for the Company (the “Annual Plan”), in consultation with the Board. The Annual Plan for the following year shall be submitted to the Board for its approval, at least Thirty (30) days prior to the first day of the fiscal year covered by such Annual Plan.

2.2.4. The Board may (with the affirmative vote of at least a majority of the Preferred Directors) postpone the preparation of the financial reports required under Section 2.1 or the monthly report required under Section 2.2.1, in each case for a period not to exceed thirty (30) days.

2.2.5. The Board (with the affirmative vote of at least a majority of the Preferred Directors) may resolve at any time not to prepare any of the reports required pursuant to this Section 2.2.

2.2.A. The Company covenants that until the IPO it shall deliver to each Lead E Investor the reports provided under and subject to Section 2.2 above, concurrently with their delivery pursuant to said Section 2.2, provided that the Company reserves the right to withhold any information from an observer or such Lead E Investor if the Company in consultation with the Board, in its reasonable discretion, determines that the Israeli Companies Law would exclude such information from an officer or director in such circumstances.

2.3. Visitation Rights and Additional Information

2.3.1. The Company will permit the authorized representatives of each Major Shareholder who either have the right to appoint a director to the Board or who is holding more than 5% of the issued and outstanding share capital of the Company, and each Lead E Investor, full and free access, at all times during regular working hours, and upon reasonable advance notice, to any of the properties of the Company and its subsidiaries (if applicable), including its books and records, and to discuss its affairs, finances and accounts with the Company’s officers and auditor, for any purpose whatsoever and as often as may be reasonably requested. This Section 2.3 shall not be in limitation of any rights, which the Shareholders or the directors may have under applicable law. Where applicable, the Company shall provide each Preferred Holder (who is under obligation to provide his partners with such information) with tax information as such Preferred Holder reasonably may request to enable such Preferred Holder to determine if the Company is a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended, and to enable his partners to fulfill their reporting requirements in connection therewith upon such determination.

2.3.2. In addition, and not as a limitation on any of the foregoing, the Company covenants that it will provide to each Major Shareholder who either has the right to appoint a director to the Board or who is holding more than 5% of the issued and outstanding share capital of the Company, and to each Lead E Investor: (a) reasonably full disclosure and information regarding the Company’s affairs at meetings of the Company’s Shareholders, and (b) prompt notice of the following matters:

(i) Any litigation, action, investigation or proceeding that is pending or, to the Company’s actual knowledge, threatened that, if adversely resolved, would (a) have a material adverse effect on the business or financial condition of the Company; or (b) have a material adverse effect on the ability of the Company to perform any of its obligations under its agreements with the Preferred Holder;

(ii) Any material casualty, damage, destruction or loss (whether or not covered by insurance) affecting the Company;

(iii) Any agreement by and between the Company and any director, officer, shareholder or other equity owner of such Company, relating to (a) the property, assets or business of the Company; or (b) the acquisition or disposition of property or assets of the Company; or

(iv) Any other event that has had or is likely to have a material adverse effect.

2.3.3. Notwithstanding the foregoing, a majority of the Board, with the consent of at least a majority of the Preferred Directors, shall have the right to exclude all or portions of the information or access provided under Sections 2.2 and 2.3, if such members of the Board believe, in good faith, based on advice of Company counsel, that such information would pose a material conflict of interest for the Major Shareholder or such exclusion or omission is necessary in order to (i) preserve the attorney-client privilege, or (ii) fulfill the Company’s obligations with respect to confidential or proprietary information of third parties (provided, however, that the Major Shareholder shall not be so excluded and materials not so omitted unless all other persons whose receipt of materials or presence at a meeting would result in a violation of such third party confidentiality obligations are also excluded). In the event that the Board decides to withhold such information, the Board shall give the Major Shareholder notice of the Board’s decision, together with its detailed explanation therefor, promptly and the Major Shareholder may challenge such decision by presenting oral or written evidence to the Company’s directors. The Company shall procure that such evidence shall be considered fairly, reasonably and promptly by such directors, and in the event that the evidence shows that there is no material conflict of interest, the Major Shareholder shall be entitled to receive said information.

2.4. Accounting. The Company will maintain a system of accounting established and administered in accordance with Israeli or US GAAP as applicable consistently applied, and will set aside on its books all such proper reserves as shall be required by Israeli or US GAAP as applicable. The Company shall promptly inform the Major Shareholders of any material change in any material accounting procedures or practices of the Company.

2.5. Confidentiality and Non-Competition Agreements. The Company and its subsidiaries (if applicable) will not employ, or continue to employ, any person who will have access to material confidential information with respect to the Company its subsidiaries and its operations unless such person has executed and delivered a Confidentiality and Non-Competition Agreement to the satisfaction (as to substance and form) of the Company’s management and legal counsel.

2.6. Directors Indemnity

2.6.1. The Company hereby indemnifies any of the Directors, and the observers, to the full extent permitted by law and by the Articles of Association of the Company in effect and in accordance with the terms of the indemnification agreements which are or will be executed between the Company and each of its directors and observers.

2.6.2. Without derogating from Section 2.6.1 above, the Company hereby acknowledges that a Preferred Director may have certain rights to indemnification, advancement of expenses and/or insurance provided by its appointee (i.e., Vitalife, IHCV) (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Preferred Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Preferred Director are secondary and excess), (b) that it shall be required to advance the full amount of expenses incurred by such Preferred Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Preferred Director to the extent legally permitted and as required by the Articles of Association of the Company in effect (or any agreement between the Company and such Preferred Director), without regard to any rights such Preferred Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof as such other recovery arises out of or is related to indemnification or advancement of expenses by the Company. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Preferred Director with respect to any claim for which such Preferred Director has sought indemnification from the Company shall affect the foregoing. Nothing in the foregoing shall affect Indemnitee’s right to pursue indemnification and advancement of expenses from any available source, but Indemnitee shall attempt in good faith to first obtain indemnification and advancement of expenses from the Company before pursuing Fund Indemnitors. Fund Indemnitors shall have a right to pursue Company for all sums Fund Indemnitors advance as expenses or pay as indemnity, as a breach of this contract provision (for each term of which Fund Indemnitors are intended third party beneficiaries with rights to directly enforce this Agreement against Company or Indemnitee). This Section 2.6.2 shall also apply to any observer, as if it was a “Preferred Director” under this section.

2.7. Properties and Business Insurance. The Company and its subsidiaries (if applicable) shall maintain insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

2.8. Restrictive Agreements Prohibited. The Company and its subsidiaries (if applicable) shall not become a party to any agreement, which by its terms restricts the Company’s performance of this Agreement or the terms of the Articles of Association of the Company in effect.

2.9. Confidentiality. The Shareholders agree that any non-public and proprietary information obtained pursuant to Section 2 and any other confidential information received from the Company, will not be disclosed without the prior written consent of the Company, provided that, (i) in connection with periodic reports to their shareholders or partners and in connection with discussions with their prospective investors, (ii) to their professional advisors to the extent necessary to obtain their services in connection with monitoring their investment in the Company and (iii) as may otherwise be required by law (provided that the Shareholder (unless restricted to do so under applicable law and regulations) promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure), they may, without first obtaining such written consent, make general statements, not containing technical or other confidential information, regarding the nature and progress of the Company’s business.

2.10. Termination of Information and Inspection Rights and Other Covenants. The covenants set forth in this Section 2 shall terminate as to the Shareholders and be of no further force or effect upon the consummation of an IPO or Liquidation (as such term is defined in the Articles of Association of the Company in effect) or (except as to any Preferred E Share Holder) upon such date as its holdings are below 5% of the issued and outstanding share capital of the Company as further detailed above, whichever event shall first occur.

3. Registration Rights. The following provisions, shall govern the registration of the Company’s securities:

3.1. Incidental (“Piggyback”) Registration.

3.1.1. Other than in connection with a request for registration pursuant to Sections 3.2 or Error! Reference source not found. below, if at any time the Company, including if the Company qualifies as a well-known seasoned issuer (within the meaning of Rule 405 promulgated under the Securities Act) (a “WKSI”), proposes to file (i) a prospectus supplement to an effective shelf registration statement (a “Shelf Registration Statement”), or (ii) a registration statement other than a Shelf Registration Statement, in either case, for the sale of Ordinary Shares for its own account, or for the benefit of the holders of any of its securities other than the Holders, to an underwriter on a firm commitment basis for reoffering to the public or in a “bought deal” or “registered direct offering” with one or more investment banks (collectively, a “Piggy-Back Underwritten Offering”), then as soon as practicable but not less than twenty (20) days prior to the filing of (a) any preliminary prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) promulgated under the Securities Act, (b) any prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) promulgated under the Securities Act (if no preliminary prospectus supplement is used) or (c) such Shelf Registration Statement, as the case may be, the Company shall give notice of such proposed Piggy-Back Underwritten Offering to the Holders and such notice (a “Piggyback Notice”) shall offer the Holders the opportunity to include in such Piggy-Back Underwritten Offering such number of Registrable Securities as each such Holder may request in writing. Each such Holder shall then have fifteen (15) Business Days after receiving such notice to request in writing to the Company inclusion of Registrable Securities in the Piggy-Back Underwritten Offering, except that such Holder shall have five (5) Business Days after such Holder confirms receipt of the notice to request inclusion of Registrable Securities in the Piggy Back Underwritten Offering in the case of a “bought deal,” “registered direct offering” or “overnight transaction” where no preliminary prospectus is used. Upon receipt of any such request for inclusion from a Holder received within the specified time, the Company shall use reasonable best efforts to effect the registration in any registration statement of any of the Holders’ Registrable Securities requested to be included on the terms set forth in this Agreement. Prior to the commencement of any “road show,” any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration by giving written notice to the Company of its request to withdraw and such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the Piggy-Back Underwritten Offering as to which such withdrawal was made.

3.1.2. If the Company does not qualify as a WKSI, (i) the Company shall give each Holder twenty (20) days’ notice prior to filing a Shelf Registration Statement and, upon the written request of any Holder, received by the Company within fifteen (15) days of such notice to the Holder, the Company shall include in such Shelf Registration Statement a number of Ordinary Shares equal to the aggregate number of Registrable Securities requested to be included without naming any requesting Holder as a selling shareholder and including only a generic description of the holder of such securities (the “Undesignated Registrable Securities”), (ii) the Company shall not be required to give notice to any Holder in connection with a filing pursuant to Section 3.1.1 unless such Holder provided such notice to the Company pursuant to this Section 3.1.2 and included Undesignated Registrable Securities in the Shelf Registration Statement related to such filing, and (iii) at the written request of a Holder given to the Company more than seven (7) days before the date specified in writing by the Company as the Company’s good faith estimate of a launch of a Piggy-Back Underwritten Offering (or such shorter period to which the Company in its sole discretion consents), the Company shall use reasonable best efforts to effect the registration of any of the Holders’ Undesignated Registrable Securities so requested to be included and shall file a post-effective amendment or, if available, a prospectus supplement to a Shelf Registration Statement to include such Undesignated Registrable Securities as any Holder may request, provided that (a) the Company is actively employing its reasonable best efforts to effect such Piggy-Back Underwritten Offering; and (b) the Company shall not be required to effect a post-effective amendment more than two (2) times in any Twelve (12) month period.

3.1.3. Notwithstanding anything herein to the contrary, the Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 3.1, at any time prior to the effectiveness of such Registration, regardless of whether any Holder has requested to include its Registrable Securities in such Registration under this Section 3.1.

3.2. Demand Registration

3.2.1. At any time following the closing of an IPO, but subject to the terms of any “lock-up agreement” entered into between the underwriters of the Company’s IPO and a Holder (unless waived by such underwriters), the Initiating Holders may request in writing that all or part of the Registrable Securities held by such Initiating Holders shall be registered for trading on any securities exchange or quotation system on which the Company’s shares are otherwise traded (a “Demand Registration”). Within twenty (20) days after receipt of any such request, the Company shall give written notice of such request to the other Holders of Registrable Securities and, subject to the provisions of Section 3.4 below, shall use reasonable best efforts to include in such registration all Registrable Securities held by all such Holders of Registrable Securities who wish to participate in such Demand Registration and who provide the Company with written requests for inclusion therein within Fifteen (15) days after the provision of the Company’s notice. Thereupon, the Company shall use its reasonable best efforts to have the registration statement become effective with respect to all Registrable Securities as to which it has received requests for registration with an underwriter designated pursuant to the provisions of Section 3.8 below.

3.2.2. The Company shall not be required to effect more than four (4) Registrations under this Section 3.2 of which: (i) one shall be initiated by the Initiating Holders, provided such majority shall include YEC, (ii) one shall be initiated by the Initiating Holders, provided such majority shall include IHCV, (iii) one shall be initiated by the Initiating Holders, provided such majority shall include Vitalife, and (iv) one shall be initiated by the holders of more than 50% of the Preferred E Shares (the “Preferred E Majority”), which Preferred E Majority shall be considered the “Initiating Holders” hereunder with respect to such Demand Registration. The Company shall not be obligated to effect a Demand Registration (a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act; or (b) if it delivers notice to the Holders of the Registrable Securities within thirty (30) days of any registration request of its intent to file a Registration statement for such offering within ninety (90) days, but only for such ninety (90) day period and only for so long as the Company is actively employing in good faith reasonable best efforts to cause such Registration statement to become effective, provided, however, that a Registration statement shall not be counted if such Registration statement is withdrawn at the request of the Initiating Holders as a result of a material adverse change in the business of the Company. Further, but without derogating from Section 4.2, a registration statement shall not be counted as a Demand Registration if, as a result of an exercise of the underwriter’s “cut-back” provisions, fewer than fifty percent (50%) of the total number of Registrable Securities that Initiating Holders have requested to be included in such Registration statement are actually included.

3.2.3. Without derogating from the rights of the Holders under the parenthetical under Section 3.4.1(i), in the event that the Initiating Holders request to effect a Demand Registration and the Company decides to join and register any of its securities thereunder, such Registration shall be regarded as Incidental (“Piggyback”) Registration under Section 3.1 and not a Demand Registration under Section 3.2, and the provisions of Section 3.1 shall apply thereto. In addition, in the event that the Initiating Holders request to withdraw any Demand Registration, as a result of a material adverse change in the condition, business, or prospects of the Company, such registration shall not be counted as a Demand Registration.

3.2.4. An Initiating Holder/s may withdraw its/their request for a Demand Registration at any time and it/they shall not be deemed to have exhausted any rights to make Demand Registrations in the future, provided that such Initiating Holder reimburses the Company for all of the expenses it incurred in connection with its inclusion in such Demand Registration, if such registration has in fact been cancelled as a result of such withdrawal; provided, further, however, that such reimbursement shall not be required if (i) at the time of such withdrawal, the Initiating Holder has learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Initiating Holder prior to the time of its request for registration and such material adverse change is reasonably likely to materially adversely affect the expected success of the required registration, and (ii) the Initiating Holder has withdrawn the request with reasonable promptness following disclosure by the Company or its discovery of such material adverse change.

3.3. Form S-3 Registration.

3.3.1. Request for Registration. At any time after the Company becomes eligible to file an S-3 Registration, in case the Company shall receive from any Preferred Holders a written request or requests (a “Form S-3 Request Notice”) that the Company effect a registration on Form S-3, and any related qualification or compliance, with respect to Registrable Securities, the reasonably anticipated aggregate price to the public of which is equal to or would exceed US$ 1,000,000 (One Million US Dollars), the Company will within twenty (20) days after receipt of any such request give written notice of the proposed registration, and any related qualification or compliance, to all other Holders, and shall use its reasonable best efforts to include in such Registration all Registrable Securities held by all such Holders who wish to participate in such Registration and who provide the Company with written requests for inclusion therein within fifteen (15) days after the provision of the Company’s notice. Thereupon, subject to the provisions of Section 3.4 below, the Company shall use its reasonable best efforts to effect such Registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after provision of such written notice from the Company. Any Form S-3 Request Notice shall indicate whether the Holder(s) providing the request intend to effect the offering promptly following effectiveness of the registration statement or whether, pursuant to Section 3.11.2, they intend for the registration statement to remain effective so that they may effect the offering on a delayed basis (a “Shelf Request”).

3.3.2. Shelf Request. In the event a Form S-3 is filed pursuant to a Shelf Request, upon a written request (a “Form S-3 Demand Notice”) from any Holder or Holders (for the purpose of this Section 3.3, the “Initiating Holders”) that is entitled to sell securities pursuant to such Form S-3 without filing a post-effective amendment that the Company effect an offering with respect to Registrable Securities (a “Takedown”), the Company will, as soon as practicable, (x) deliver a notice relating to the proposed Takedown to all other Holders who are named or are entitled to be named as a selling shareholder in such Form S-3 without filing a post-effective amendment thereto and (y) promptly (and in any event not later than twenty (20) days after receiving such request) supplement the prospectus included in the Shelf Registration Statement as would permit or facilitate the sale and distribution of all or such portion of the Initiating Holders’ Registrable Securities as are specified in such request together with the Registrable Securities requested to be included in such Takedown by any other Holders who notify the Company in writing within fifteen (15) days after receipt of such notice from the Company; except that (i) the Registrable Securities requested to be offered pursuant to such Takedown must have an anticipated aggregate price to the public (net of any underwriting discounts and commissions) of not less than US$ 1,000,000 (One Million US Dollars), and (ii) the Company shall not be obligated to effect any such Takedown (x) if the Company has within the twelve (12) month period preceding the date of such request already effected two (2) Takedowns under this Section 3.3.2 or (y) within ninety (90) days of effecting a previous Takedown under this Section 3.3.2 or an offering pursuant to Section 3.2.

3.4. Registration Preference

3.4.1. Notwithstanding the provisions of Sections 3.1, 3.2 and 3.3, if in an underwritten offering, the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall be required to include only such number of Registrable Securities as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company; provided, however, that the securities included in the offering shall be apportioned (i) first, to include shares which the Company may wish to register for its own account (except in case of a registration initiated under Sections 3.2 and/or 3.3 above, in which case the Company may register securities for its own account only following registration of all Registrable Securities as provided by the following sub-sections: 3.4.1(ii), (iii) and (iv)), (ii) second (or first in case of a registration initiated under Sections 3.2 and/or 3.3 above), pro rata among the Preferred E Share Holders according to the total amount of securities entitled to be included therein owned by each selling Preferred E Share Holder (iii) third (or second in case of a registration initiated under Sections 3.2 and/or 3.3 above), pro rata among the Preferred D Share Holders according to the total amount of securities entitled to be included therein owned by each selling Preferred D Share Holder, (iv) fourth (or third in case of a registration initiated under Sections 3.2 and/or 3.3 above), pro rata among the Preferred C Share Holders according to the total amount of securities entitled to be included therein owned by each selling Preferred C Share Holder, (v) fifth (or fourth in case of a registration initiated under Sections 3.2 and/or 3.3 above), pro rata among the Preferred B Share Holders according to the total amount of securities entitled to be included therein owned by each selling Preferred B Share Holder, and (vi) sixth (or fifth in case of a registration initiated under Sections 3.2 and/or 3.3 above), pro rata among the Preferred Holders (excluding from the Preferred Holders, for the purpose of this clause (vi) only, the Preferred E Holders, Preferred D Holders, Preferred C Holders and the Preferred B Share Holders that were included under sub-sections 3.4.1(ii), 3.4.1(iii) and (iv) above) and the Founder, according to the total amount of securities entitled to be included therein owned by each of the Founder and the selling Preferred Holder; provided however, that in any event under this Section 3.4.1, the Founder may include in the registration (if he provided the Company with the required written notice with respect thereto) an amount of Registrable Securities which constitute the Founder’s entire holdings (on an outstanding basis) in the Company up to 2% of the outstanding share capital of the Company.

3.4.2. Notwithstanding the foregoing, in no event shall (i) the amount of Registrable Securities in the offering be reduced unless all securities which are not Registrable Securities are entirely excluded from the offering, or (ii) the amount of securities of the selling Preferred E Holders, Preferred D Shares Holders, Preferred C Shares Holders and Preferred B Share Holders included in the offering be reduced below 50% of the total amount of securities included in such offering (the “Minimum Threshold”), and subject to the foregoing, the Registrable Securities of the selling Preferred E Holders, Preferred D Shares Holders, Preferred C Share Holders and the Preferred B Share Holders to be included in the Registration may be reduced (in accordance with the priorities under Section 3.4.1), but not below the Minimum Threshold, only if the underwriters make the determination described above and no other shareholder’s securities are included in the Registration.

3.5. Notwithstanding Section 3.2 and 3.3 above, the Company shall not be required to effect any: (i) (a) Demand Registration within one hundred and twenty (120) days after the effective date of any other registration or Takedown effected and (b) Registration or Takedown under Section 3.3 within Sixty (60) days after the effective date of any other registration effected or Takedown completed; or (ii) Registration during the pending period of any Blackout Period (as hereinafter defined).

3.6. “Blackout Periods”: If the Company determines in good faith that the Registration and distribution of Registrable Securities (or the use of a registration statement or related prospectus) would be materially detrimental to the Company and its shareholders because such action would materially interfere with any pending significant financing, acquisition, corporate reorganization or any other similar material corporate development involving the Company (or would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential), and promptly gives the Initiating Holders written notice of such determination following their request to register any Registrable Securities, the Company shall be entitled to postpone (but not more than once in any twelve (12) month period) the filing of the Registration statement otherwise required to be prepared and filed by the Company pursuant to Sections 3.2 or 3.3, or to suspend the use of any registration statement filed pursuant to a Shelf Request for a reasonable period of time, but not to exceed ninety (90) days (a “Blackout Period”). The Company shall promptly notify the Holders of the expiration or earlier termination of any Demand Blackout Period.

3.7. In the event of a Blackout Period, the Company shall undertake to extend the effectiveness of any then current Registration statement beyond the anticipated nine (9) month period set forth in Section 3.11.2 for the respective periods of such Blackout Period.

3.8. Designation of Underwriter

3.8.1. In the case of any Registration affected pursuant to Section 3.2 or 3.3, the Preferred Holders initiating the Registration and holding a majority of the Registrable Securities held by such Preferred Holders shall have the right to designate the managing underwriter(s) in any underwritten offering which shall be a prominent and reputable underwriter, subject to the consent of the Company, which consent shall not be unreasonably withheld.

3.8.2. In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.

3.9. Expenses. All expenses, including the reasonable fees and expenses of one counsel for the Preferred Holders selected by the Preferred Holders initiating the Registration and holding a majority of the Registrable Securities held by such Preferred Holders, incurred in connection with any Registration under Sections 3.1, 3.2 or Section 3.3, shall be borne by the Company; provided, however, that each of the Holders participating in such registration shall pay its pro rata portion of the fees, discounts or commissions payable to any underwriter and the fees and expenses of any counsel or other advisors for such Holder (except as otherwise provided for herein).

3.10. Indemnities. In the event of any registered offering of Ordinary Shares pursuant to this Section 3:

3.10.1. The Company will indemnify and hold harmless, to the fullest extent permitted by law, any Holder (including any officer, director or partner of such Holder) and any underwriter for such Holder, and each person, if any, who controls (within the meaning of the Exchange Act) the Holder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which the Holder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any rule or regulation promulgated thereunder applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Holder, such underwriter and each such controlling person of the Holder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission so made in conformity with information furnished in writing by a Holder, such underwriter or such controlling persons in writing specifically for inclusion therein; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 3.10.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling shareholder, the underwriter or any controlling person of the selling Holder or the underwriter, and regardless of any sale in connection with such offering by the selling Holder. Such indemnity shall survive the transfer of securities by a selling Holder.

3.10.2. Each Holder participating in a Registration hereunder will indemnify and hold harmless the Company, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter, and each other Holder (including any officer, director or partner of such Holder), from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling shareholder’s consent) to which the Company or any such controlling person and/or any such underwriter and/or any such Holder may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading , or (iii) any violation or alleged violation by such Holder of the Securities Act, the Exchange Act or any rule or regulation promulgated thereunder applicable to such Holder in connection with any such registration, qualification or compliance, and each such Holder will reimburse the Company, any underwriter and each such controlling person of the Company or any underwriter and the other Holders, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission was so made in strict conformity with written information furnished by such Holder specifically for inclusion therein. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of (a) the Company and (b) any underwriter and (c) other Holders, if a copy of the final prospectus was furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, however, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 3.10.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holders, as the case may be, which consent shall not be unreasonably withheld. In no event shall the liability of a Holder exceed the net proceeds received by such Holder from the sale of its securities under the applicable Registration.

3.10.3. Promptly after receipt by an indemnified party pursuant to the provisions of Sections 3.10.1 or 3.10.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Sections 3.10.1 or 3.10.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the indemnifying party is prejudiced as a result thereof. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 3.10.1 or 3.10.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within fifteen (15) days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

3.10.4. If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances, provided, however, that in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering; provided, however, that if, as a result of this Section 3.10.4, any Holder, its officers, directors, and partners and any person controlling such Holder is held liable for an amount which exceeds the aggregate proceeds received by such Holder from the sale of Registrable Securities included in a registration, as provided in Section 3.10.2 above, pursuant to such underwriting agreement (the “Excess Liability”), the Company shall reimburse any such Holder for such Excess Liability.

3.11. Obligations of the Company. Whenever required under this Section 3 to affect the Registration of any Registrable Securities, the Company shall, as expeditiously as possible, use reasonable best effortsto effect and maintain such Registration, including but not limited to:

3.11.1. Giving each Preferred Holder written notice thereof as soon as practicable prior to filing the registration statement;

3.11.2. Preparing and filing with the SEC a Registration statement with respect to such Registrable Securities and to use its reasonable best efforts to cause such Registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keeping such Registration statement effective for a period of up to nine (9) months or, if sooner, until the distribution contemplated in the Registration Statement has been completed, provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such nine-month period shall be extended to keep the Registration statement effective until all such Registrable Securities are sold;

3.11.3. Preparing and filing with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such Registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration statement;

3.11.4. Furnishing to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

3.11.5. In the event of any underwritten public offering, entering into and performing its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Preferred Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

3.11.6. Notifying each holder of Registrable Securities covered by such Registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration statement, as then in effect, includes an untrue statement or alleged untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and then, as expeditiously as possible, correcting such omission or misstatement; and upon receipt of a notification under this Section 3.11.6, such Holder shall immediately cease distributing the Registrable Securities covered by such Registration statement;

3.11.7. Causing all Registrable Securities registered pursuant hereunder to be listed on each securities exchange and/or quotation system on which similar securities issued by the Company are then listed;

3.11.8. Providing a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration;

3.11.9. Using its reasonable best efforts to cause to be furnished, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a Registration pursuant to this Section 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting Registration of Registrable Securities, provided that the delivery of any “10b-5 statement” and opinion may be conditioned on the prior or concurrent delivery of a comfort letter pursuant to subsection (ii) hereof and (ii) a comfort letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities subject to each such Holder to whom the comfort letter is addressed providing a customary representation letter to the independent registered public accounting firm of the Company in form and substance reasonably satisfactory to such accountant and (iii) such other documents, certificates and instruments as are customarily provided in underwritten offerings;

3.11.10. Using reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

3.11.11. Registering or qualifying such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Holder or underwriter reasonably requires, and keeping such registration or qualification effective during the period set forth in Section 3.10.13.11.2 above, except that the Company shall not for any such purpose be required to qualify to do business as a foreign Company in any jurisdiction wherein it is not so qualified or intends to be so qualified prior to the effective date of the applicable Registration statement or which result in its being subject to taxation or to a requirement to file a general consent to service of process in any such jurisdiction;

3.11.12. Making available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and causing the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration statement;

3.11.13. Taking such other actions as shall be reasonably requested by any Holder including reasonable participation in roadshows and other marketing activities.

3.12. Lock-Up

3.12.1. Each Holder hereby agrees (and shall execute an agreement to such effect (a “Lock-Up Agreement”) with any managing underwriters) not to Transfer (as defined below) any shares of the Company owned (beneficially or of record) by such Holder (other than Registrable Securities or other Ordinary Shares being registered for sale in such offering), without the consent of such managing underwriters, for a period of not more than (i) in the case of such an IPO, one hundred eighty (180) days following the effective date of the Registration statement relating to such IPO or such shorter period requested by the underwriters, and (ii) in the case of an underwritten offering other than the IPO, ninety (90) days or such shorter period requested by the underwriters; provided, however, that in such case all persons entitled to registration rights with respect to Ordinary Shares who are not parties to this Agreement, all other persons selling Ordinary Shares in such offering, all officers and directors of the Company, and, solely in the case of an IPO, all persons holding in excess of one percent (1%) of the share capital of the Company on a fully diluted basis (calculated assuming the conversion of all outstanding convertible securities and the exercise of all outstanding rights to acquire Ordinary Shares or securities convertible into Ordinary Shares), shall also have agreed not to sell publicly their Ordinary Shares under the circumstances and pursuant to the terms set forth in this Section 3.12.

3.12.2. If requested by the managing underwriters in connection with any such public offering, the Company will agree to substantially similar “lock-up” provisions as those referred to above. In any case, in the event the underwriters release any of the above from such “lock-up” restrictions prior to the scheduled expiration date, the Preferred Holders shall be released from their “lock-up” obligations hereunder on the same principles (including principles of priority) applicable to the registration of the Registrable Securities as set forth in Section 3.4 and (without derogating from such principles of priority) otherwise on a proportionate basis among the Preferred Holders.

3.12.3. For purposes of this Section, “Transfer” shall mean: offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights or engage in any hedging transactions with respect to any share capital of the Company (including any options or warrants to purchase any share capital or any securities convertible into or exchangeable for share capital) now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition, other than (i) by will or the laws of intestacy, (ii) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, or (iii) as a distribution to partners or shareholders of such person, provided the distributees thereof agree in writing to be bound by the terms of this restriction.

3.13. Foreign Offerings. The provisions of this Section 3 shall apply, mutatis mutandis, to any registration of the securities of the Company outside of the United States of America.

3.14. Rule 144 and 144A Reporting

3.14.1. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after Ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public to:

(i) Make and keep public information available, as those terms are understood and defined in Rule 144 and Rule 144A;

(ii) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

3.14.2. For purposes of facilitating sales pursuant to Rule 144A, so long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, each Holder and any transferee of such Holder’s securities shall have the right to obtain from the Company, upon request of the Holder prior to the time of sale, a brief statement of the nature of the business of the Company and the products and services it offers; and the Company’s most recent balance sheet and profit and loss and retained earnings statements, and similar financial statements for the two (2) preceding fiscal years (the financial statements should be audited to the extent reasonably available).

3.15. Termination. The obligations of the Company to register Registrable Securities under Sections 3.1, 3.2 or 3.3 shall terminate with respect to any Holder on the date which is five (5) years from the closing of the IPO.

3.16. Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of the Preferred Majority, enter into any agreement with any Holder or prospective Holder of any securities of the Company which would allow such Holder or prospective Holder to include such securities in any Registration filed under this Section other than rights subordinate to the rights of any Holder hereunder provided, however, that the Company may without such consent enter into an agreement with any holder or prospective holder of any securities of the Company related to the filing of a resale shelf registration statement to register shares issued to such holder or prospective holder in an acquisition, if and only if such resale shelf registration statement does not permit underwritten offerings.

4. Miscellaneous

4.1. Further Assurances. From and after the date of this Agreement, upon the request of any Preferred Holder the Company shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

4.2. Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall, be resolved exclusively in the competent courts of the District of Tel Aviv, Israel, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such courts.

4.3. Successors and Assigns; Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, with the exception of (i) assignments by any Holder to a Permitted Transferees or to a transferee thereof to the extent it acquires (subject to the provisions regarding transfer of securities under the Articles of Association of the Company in effect) Registrable Securities; and (ii) as to such Holder which is a limited partnership, assignments and transfers to its partners or members and to affiliated limited partnerships managed by the same management company or managing partner of such Preferred Holder or by an entity which controls, is controlled by, or is under common control with, such management company or managing general partner to the extent it acquires Registrable Securities; provided, however, that no such assignment or transfer shall become effective unless each such transferee has provided the Company with a confirmation in writing that it is bound by all terms and conditions of this Agreement as if it were an original party to it; and provided further however that the specific rights granted hereunder or under the Articles of Association of the Company in effect to the Lead E Investors may not be transferred other than to Permitted Transferees and transferees under clause (ii) above. This Agreement is not intended to and shall not confer upon any other person any rights or remedies hereunder.

4.4. Entire Agreement; Amendment and Waiver. This Agreement, together with the Articles of Association of the Company in effect constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company and the Preferred Majority (before the IPO) and the holders of a majority of the outstanding Registrable Securities (after the IPO), and the parties hereby irrevocably consent to any amendment or waiver so approved; provided however that any amendment to the rights of (i) any Lead E Investor shall require the consent of such party, or (ii) the rights of a particular class of shares shall require the consent of the holders of a majority of the issued and outstanding shares of such class on an as-converted basis. Notwithstanding anything else herein to contrary, the holders of a majority of the Registrable Securities held by the holders of Preferred Shares may, through their written consent and without consent of the Company, act to amend this Agreement and the Schedules hereto so as to add to the definition and amount of Registrable Securities, securities held as of the date hereof by officers or employees of the Company from time to time including Ordinary Shares issued pursuant to the exercise or conversion of any such securities.

4.5. Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be faxed, emailed or mailed, postage prepaid, or otherwise delivered by hand or by guaranteed courier, addressed to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to each of the Preferred Holders:	as per the details in Schedule B. hereto.

if to the Company:	as per the details in the preamble hereto.

if to the other shareholders of the Company:	According to their address as listed in the shareholder’s registry.

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 4.5 shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by guaranteed courier, the second day following pick-up by the guaranteed courier, and (iii) if sent via fax or e-mail, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

4.6. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

4.7. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

4.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. Signatures by facsimile or signatures which have been scanned and transmitted by electronic mail shall be deemed valid and binding for all purposes.

4.9. Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

4.10. Attorneys’ Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

4.11. Administration of the Preferred Holders. For purposes of determining the availability of any right or the applicability of any limitation under this Agreement, all shares in the Company held by any Preferred Holders and all of its Permitted Transferees shall be aggregated and any such entities shall be viewed as a single Preferred Holder.

IN WITNESS WHEREOF the parties have signed this Shareholders’ Rights Agreement as of the date first hereinabove set forth.

[Remainder of page intentionally left blank-execution pages follows]

[Execution Page]

This Shareholders Rights Agreement is hereby executed as of the date last above written.

THE COMPANY:

ReWalk Robotics Ltd.

By:
Title:

THE ORDINARY SHAREHOLDERS:

Amit Goffer	Yehiel Tal	Ami Kraft

The Technion Incubator (TIFT)

By:
Title:

THE PREFERRED SHAREHOLDERS:

Israel Healthcare Ventures 2 LP Incorporated	SCP Vitalife Partners II LP		SCP Vitalife Partners (Israel) II LP

By:	By:	SCP Vitalife II Associates, L.P.	By:	SCP Vitalife II Associates, L.P.
Title:	By:	SCP Vitalife II GP, LTD	By:	SCP Vitalife II GP, LTD
	Name:		Name:
	Title:	Director	Title:	Director

Vitalife Partners (Israel) LP	Vitalife Partners (Overseas) LP		Vitalife Partners (DCM) LP

By:	By:		By:
Title:	Title:		Title:

Pontifax (Israel) II L.P.	Pontifax (Israel) II - Individual Investors L.P.		Pontifax (Cayman) II L.P.

By:	By:		By:
Title:	Title:		Title:

Yaskawa Electric Corporation	Pro Seed Venture Capital Fund Ltd		Previz Ventures LP

By:	By:		By:
Title:	Title:		Title:

Joaquin Gari De Sentmenat	Technion Research & Development Foundation Ltd	Gabriel Capital Management (GP) Ltd

	By:	By:
	Title:	Title:
Bearing Capital Ltd

By:
Title:

Gabriel Capital Fund (US), L.P. By: Gabriel Capital Management (GP) Ltd., its general partner		Gabriel Capital Management (GP) Ltd. for and on behalf of a limited partnership in formation in the State of Israel, to be known as “Gabriel Capital Fund (Israel), L.P.” or such other name designated by Gabriel Capital Management (GP) Ltd.

By (sign name):		By (sign name):

Print Name:	Gary Leibler	Print Name:

Title:	Director	Title:

Date:		Date:

Gabriel Capital Management Ltd.		OurCrowd Israel General Partner L.P., on behalf of all investing OurCrowd entities

By (sign name):		By (sign name):

Print Name:	Gary Leibler	Print Name:

Title:	Director	Title:

Date:

Gabe Menaged	Collace Services Ltd

By:	By:
Title:	Title:

G-Ten Partners LLC	Mount Hermon Ltd

By:	By:
Title:	Title:

Core Gabriel Ltd	East Bayview Holdings LLC

By:	By:
Title:	Title:

Schedule A.

Ordinary Holders

Ordinary A Shareholders

Dr. Amit Goffer

The Technological Incubator Founded by the Technion R&D Foundation Ltd. (TIFT)

Ordinary B Shareholders

Ami Kraft

Yehiel Tal

Schedule B.

Preferred Holders

Preferred A Shareholders

Name	Address
Vitalife Partners (Overseas), LP	32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.
Vitalife Partners (Israel), LP	32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.
Vitalife Partners (DCM), LP	32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.
Pro-Seed Venture Capital Fund Ltd	85 Yehuda Halevy Street, Tel Aviv 65796, Israel.
Technion Research & Development Foundation Ltd.	Kiryat HaTechnion, Haifa, Israel. Postcode: 32000

Preferred B Shareholders

Name	Address
Vitalife Partners (Overseas), LP	32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.
Vitalife Partners (Israel), LP	32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.
Vitalife Partners (DCM), LP	32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.
SCP Vitalife Partners II, LP	32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.
SCP Vitalife Partners (Israel), LP	32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.
Previz Ventures LP	Aharon Beker 1, Tel Aviv-Yafo 69643, Israel.
Pro-Seed Venture Capital Fund Ltd	85 Yehuda Halevy Street, Tel Aviv 65796, Israel.
Technion Research & Development Foundation Ltd.	Kiryat HaTechnion, Haifa, Israel. Postcode: 32000

Preferred C Shareholders

Name	Address
Israel Healthcare Ventures 2 LP Incorporated	32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.
Pontifax (Israel) II L.P.	14 Shenkar St, Herzliya, Israel. Postcode: 46725
Pontifax (Israel) II - Individual Investors L.P.	14 Shenkar St, Herzliya, Israel. Postcode: 46725
Pontifax (Cayman) II L.P.	14 Shenkar St, Herzliya, Israel. Postcode: 46725
SCP Vitalife Partners II, LP	32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.
SCP Vitalife Partners (Israel), LP	32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.
Pro-Seed Venture Capital Fund Ltd	85 Yehuda Halevy Street, Tel Aviv 65796, Israel.
Joaquin Gari de Sentmenat	c/o Mr. David Azulay, 14 Hapardes St, Ramat Hahsharon 47405. Copy to: Liora Lotenberg, Adv., Aurec House 16 Abba Hillel Silver Road, Ramat Gan 52506, Israel.
Previz Ventures LP	Aharon Beker 1, Tel Aviv-Yafo 69643, Israel.
Technion Research & Development Foundation Ltd.	Kiryat HaTechnion, Haifa, Israel. Postcode: 32000

Preferred D Shareholders

Name	Address
Yaskawa Electric Corporation	2-1 Kurosakishiroishi, Yahatanishi-ku, Kitakyushu 806-0004 Japan
SCP Vitalife Partners II, LP	32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.

SCP Vitalife Partners (Israel), LP	32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.
Israel Healthcare Ventures 2 LP Incorporated	32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.
Pontifax (Israel) II L.P.	14 Shenkar St, Herzliya, Israel. Postcode: 46725
Pontifax (Israel) II - Individual Investors L.P.	14 Shenkar St, Herzliya, Israel. Postcode: 46725
Pontifax (Cayman) II L.P.	14 Shenkar St, Herzliya, Israel. Postcode: 46725
Previz Ventures LP	Aharon Beker 1, Tel Aviv-Yafo 69643, Israel.
Technion Research & Development Foundation Ltd	Kiryat HaTechnion, Haifa, Israel. Postcode: 32000
OurCrowd (Investment in Argo) L.P.	c/o OurCrowd Management Ltd. 14 Rabbi Akiva Street, Jerusalem, Israel.
OurCrowd (Investment in Argo)- II) L.P.	c/o OurCrowd Management Ltd. 14 Rabbi Akiva Street, Jerusalem, Israel.

Preferred E Shareholders

Gabriel Capital Management (GP) Ltd	c/o Shavit Capital, Jerusalem Technology Park, Building 1B, Box 70, Malha, Jerusalem 96951 Israel

Gabriel Capital Fund (US), L.P.	c/o Shavit Capital, Jerusalem Technology Park, Building 1B, Box 70, Malha, Jerusalem 96951 Israel

Gabriel Capital Management Ltd.	c/o Shavit Capital, Jerusalem Technology Park, Building 1B, Box 70, Malha, Jerusalem 96951 Israel

Gabriel (Gabe) Menaged	c/o Shavit Capital, Jerusalem Technology Park, Building 1B, Box 70, Malha, Jerusalem 96951 Israel

Collace Services Ltd	Attention: John Germain, PO Box 510, Ground Floor, 2 Hill Street, St. Helier, Jersey, JE4 5TR

G-TEN Partners LLC	1212 Avenue of the Americas, 19th floor, New York, New York. 10036, USA

Mount Hermon Ltd
Core Gabriel Ltd
East Bayview Holdings LLC
Pontifax (Cayman) II, L.P.
Pontifax (Israel) II, L.P.
Pontifax (Israel) II - Individual Investors, L.P.
SCP Vitalife Partners II L.P.
SCP Vitalife Partners (Israel) II L.P.
OurCrowd (Investment in Argo) L.P.	c/o OurCrowd Management Ltd. 14 Rabbi Akiva Street, Jerusalem, Israel.
OurCrowd (Investment in Argo)- II) L.P.	c/o OurCrowd Management Ltd. 14 Rabbi Akiva Street, Jerusalem, Israel.
OurCrowd Israel General Partner L.P., (for investing OurCrowd entities)	c/o OurCrowd Management Ltd. 14 Rabbi Akiva Street, Jerusalem, Israel
Bearing Capital Ltd
Joaquin Gari de Sentmenat	32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.
Technion R&D Foundation	Kiryat HaTechnion, Haifa, Israel. Postcode: 32000
Israel Healthcare Ventures 2 LP Incorporated	32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.
Pro-Seed Venture Capital Fund	85 Yehuda Halevi St., Tel Aviv 65796, Israel
Previz Ventures L.P.	Aharon Beker 1, Tel Aviv-Yafo 69643, Israel.